Exhibit 99.(h)(1)(viii)

THE UBS FUNDS

ADMINISTRATION CONTRACT

AMENDMENT NUMBER ONE

THIS AMENDMENT is made this 30th day of December, 2015, by and between The UBS Funds, a Delaware statutory trust (the “Trust”), and UBS Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (America) Inc.), a Delaware corporation (the “Administrator”).

WHEREAS, the Trust and the Administrator have previously entered into an Administration Contract, dated April 1, 2006 (the “Contract”), pursuant to which the Administrator agreed to furnish certain administrative services to the Trust with respect to each of the series of the Trust listed on Exhibit A to the Contract, as it may be amended from time to time; and

WHEREAS, the Administrator has changed its name to “UBS Asset Management (Americas) Inc.” and the Trust and the Administrator desire to amend the Contract to reflect the new name of the Administrator;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.                                      The name of UBS Global Asset Management (Americas) Inc., and all references in the Contract to UBS Global Asset Management (Americas) Inc., shall be changed to UBS Asset Management (Americas) Inc.

2.                                      The effective date of the Amendment shall be December 30, 2015.

3.                                      The parties hereby further agree that no other provisions of the Contract are in any way modified by this Amendment, and that all other provisions of the Contract remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 30th day of December, 2015.

THE UBS FUNDS		THE UBS FUNDS

By:	/s/ Tammie Lee	By:	/s/ Thomas Disbrow
Name:	Tammie Lee	Name:	Thomas Disbrow
Title:	Vice President and Assistant Secretary	Title:	Vice President, Treasurer and Principal Accounting Officer

UBS ASSET MANAGEMENT (AMERICAS) INC.		UBS ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Joseph A. Allessie	By:	/s/ Mark Kemper
Name:	Joseph A. Allessie	Name:	Mark Kemper
Title:	Chief Compliance Officer	Title:	Managing Director and General Counsel